Exhibit 10.9.1
CONSENT AND FIRST AMENDMENT TO
THE LOAN AND SECURITY AGREEMENT
EXECUTED by the parties hereto as of the 26th day of April, 2007,

AMONG:	MIDFIELD SUPPLY ULC

(the “Borrower”)

AND:	MEGA PRODUCTION TESTING INC.

(the “Guarantor”)

AND:	BANK OF AMERICA, N.A. (acting through its Canada branch)

in its capacity as agent for Lenders and in its capacity as collateral agent for Secured Parties under the Security Documents

(the “Agent”)

AND:	THE FINANCIAL INSTITUTIONS PARTY TO THE LOAN AND SECURITY AGREEMENT, as Lenders

(collectively the “Lenders”)
     WHEREAS Borrower, the other Obligors thereto, Lenders and Agent, in its capacity as agent for and on behalf of Lenders and in its capacity as collateral agent for Secured Parties under the Security Documents, entered into a Loan and Security Agreement made as of November 2, 2006 (as the same has or may be amended, modified, restated, supplemented or replaced from time to time, the “Loan and Security Agreement”);
     AND WHEREAS Borrower has advised Agent and Lenders that an Event of Default has occurred under Section 11.1(c) of the Loan and Security Agreement as a result of the Covenant Violations (as hereinafter defined);
     AND WHEREAS Borrower has advised Agent that it intends to acquire all of the issued and outstanding shares of Northern Boreal Supply Ltd., a corporation organized under the laws of Alberta (“Northern”), pursuant to the terms of a share purchase agreement substantially in the form attached hereto as Schedule “A”(the “Northern SPA”), by and among, inter alia, Borrower, as purchaser, Douglas Halwa, Daryl Loney and Don Dashney, collectively as vendors (the “Northern Vendors”), and Northern, as the company (hereinafter the “Northern Transaction”);
     AND WHEREAS Borrower has advised Agent that it intends to acquire all of the issued and outstanding shares of each of (i) Hagan Oilfield Supply Ltd., a corporation organized under the laws of Alberta, (ii) 1048025 Alberta Ltd., a corporation organized under the laws of Alberta, and (iii) 1236564 Alberta Ltd., a corporation organized under the laws of Alberta (collectively, the “Hagan Companies”), pursuant to the terms of a share purchase agreement substantially in the form attached hereto as Schedule “B” (the “Hagan SPA”), by and among, inter alia, Borrower, as purchaser, 1177903 Alberta Ltd., TJ Hagan Contracting Ltd., Scott Ritchie and 993099 Alberta Ltd., collectively as vendors (the “Hagan Vendors”), and the Hagan Companies
Consent and First Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

(hereinafter the “Hagan Transaction”; together with the Northern Transaction, collectively the “Transactions”);
     AND WHEREAS, pursuant to Section 10.1.9 of the Loan and Security Agreement, each of Northern and the Hagan Companies, as a Subsidiary of the Borrower, shall guarantee the Obligations in a manner satisfactory to Agent, and shall execute and deliver such documents, instruments and agreements and take such other actions as Agent shall require to evidence and perfect and render opposable a Lien in favour of Agent (for the benefit of Secured Parties) on all Property of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate;
     AND WHEREAS Agent and Lenders wish to confirm their consent to the Transactions, the parties hereto have agreed to amend certain provisions of the Loan and Security Agreement and Agent and Lenders have agreed to waive the Event of Default existing as a result of the Covenant Violations, but, in each case, only to the extent and subject to the limitations set forth in this Consent and First Amendment to the Loan and Security Agreement (hereinafter this “Amendment Agreement”) and without prejudice to Agent’s, Lenders’ and Secured Parties’ other rights;
     NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:
ARTICLE I — INTERPRETATION
1.1	All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan and Security Agreement.
ARTICLE II — WAIVER TO LOAN AND SECURITY AGREEMENT
2.1	Borrower has advised Agent and Lenders that an Event of Default has occurred under Section 11.1(c) of the Loan and Security Agreement as a result of Borrower’s failure to:
(a)	comply with the requirement set forth in Section 10.1.2(a) of the Loan and Security Agreement that Borrower deliver to Agent and Lenders the unqualified audited financial statements of Borrower for the fiscal year ending October 31, 2006 within 120 days of the close of such fiscal year (the “Fiscal Year Violation”); and

(b)	comply with the requirement set forth in Section 10.1.2(b) of the Loan and Security Agreement that Borrower deliver to Agent and Lenders within 30 days after the end of each calendar month, for the months of November, 2006, December, 2006, January 2007 and February 2007 (the “Violation Period”), monthly financial statements including but not limited to unaudited balance sheets and related statements of income and cash flow (the “Monthly Violation”, and collectively with the Fiscal Year Violation, the “Covenant Violations”)
2.2	Subject to the terms of this Amendment Agreement, Agent and Lenders hereby waive, as of the First Amendment Effective Date (hereinafter defined), the Event of Default
Consent and First Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

existing as a result of the Covenant Violations, provided, however, that Borrower shall deliver to Agent and Lenders: (i) the unqualified audited financial statements of Borrower for the fiscal year ending October 31, 2006, and (ii) the monthly unaudited balance sheets and related financial statements (in accordance with Section 10.1.2(b) of the Loan and Security Agreement) for the Violation Period, in each case, on or before the First Amendment Effective Date.
ARTICLE III — CONSENT
3.1	Further to Borrower’s advice that it anticipates executing the Northern SPA and the Hagan SPA and that each of Northern and the Hagan Companies has, or will, become a Subsidiary of Borrower, notwithstanding the terms of the Loan and Security Agreement or any other Loan Document, to the extent necessary, Agent and Lenders hereby consent to the Transactions.

3.2	The consent herein provided, and the satisfaction of the conditions contained in Section 10.1.9 of the Loan and Security Agreement, is conditioned on the execution and delivery, on or before the Consent Effective Date (as hereinafter defined), of the documents, instruments and things listed on Schedule “C” hereto (together with such other or further opinions, certificates, directions of payment or other documents or things reasonably required by Agent).
ARTICLE IV — AMENDMENTS
4.1	As of the Consent Effective Date, the following defined terms shall be added to Section 1.1 of the Loan and Security Agreement, in alphabetical order:

“Hagan Debt — the unsecured balance of the purchase price owing by Borrower to 1177903 Alberta Ltd., TJ Hagan Contracting Ltd., 993099 Alberta Ltd. and Scott Ritchie, in the aggregate principal amount of $750,000, payable on or before May 1, 2008, bearing interest thereon at the rate of 6% per annum from April 1, 2007, the whole in respect of the acquisition by Borrower of all the issued and outstanding shares of each of Hagan Oilfield Supply Ltd., 1048025 Alberta Ltd. and 1236564 Alberta Ltd.”

“Northern Debt — the unsecured balance of the purchase price owing by Borrower to Daryl Loney, Douglas Halwa and Don Dashney, in the aggregate principal amount of $2,500,000, payable on or before February 1, 2008, bearing interest thereon at the rate of 6% per annum from April 1, 2007, the whole in respect of the acquisition by Borrower of all the issued and outstanding shares of Northern Boreal Supply Ltd.”

4.2	As of the Consent Effective Date, the following clauses (j) and (k) are added to Section 10.2.1 of the Loan and Security Agreement
“(j)	Hagan Debt, provided same is subject to a Subordination Agreement; and”

“(k)	Northern Debt, provided same is subject to a Subordination Agreement.”
Consent and First Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

4.3	As of the Consent Effective Date, Section 10.2.8 of the Loan and Security Agreement is amended by adding the following clauses at the conclusion of such Section:

“(d) Hagan Debt, except repayments of an aggregate principal amount not to exceed $750,000, plus interest thereon at the rate of 6% per annum from May 1, 2007, on or before May 1, 2008, provided that no Default or Event of Default exists or would occur as a consequence of any such payment; or

(e) Northern Debt, except repayments of an aggregate principal amount not to exceed $2,500,000, plus interest thereon at the rate of 6% per annum from April 1, 2007, on or before February 1, 2008, provided that no Default or Event of Default exists or would occur as a consequence of any such payment.
ARTICLE V — CONDITIONS TO EFFECTIVENESS
5.1	This Amendment Agreement shall become effective upon satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to herein as the “First Amendment Effective Date”):
(a)	Borrower and each Guarantor delivering to Agent five originally executed copies of this Amendment Agreement;

(b)	delivery to Agent of the financial statements referred to in Section 2.2 hereof;

(c)	in consideration of Agent and Lenders entering into this Amendment Agreement, Borrower hereby agrees to pay to Agent, on behalf of itself and Lenders, a waiver and amendment fee of $25,000, which fee shall be non-refundable and fully earned when paid and which fee shall be charged as a Borrowing and be added to and form part of the Loans upon completion of the conditions precedent contemplated by paragraphs 5.1(a) and 5.1(b) of this Amendment Agreement;
provided that the First Amendment Effective Date occurs by no later than April 26, 2007.

5.2	The consent provided in Sections 3.1 and 3.2 of this Amendment Agreement shall become effective upon satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to herein as the “Consent Effective Date”):
(a)	delivery to Agent of the documents, instruments and other things described in Section 3.2 of this Amendment Agreement; provided that the Consent Effective Date occurs by no later than May 31, 2007
ARTICLE VI — REPRESENTATIONS AND WARRANTIES
6.1	Borrower and each Guarantor warrant and represent to Agent and Lenders that the following statements are true, correct and complete:
(a)	Authorization, Validity, and Enforceability of this Amendment Agreement. Each of Borrower and each Guarantor has the corporate power and authority to execute
Consent and First Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

and deliver this Amendment Agreement and to perform the Loan and Security Agreement. Each of Borrower and each Guarantor has taken all necessary corporate action (including, without limitation, obtaining approval of its shareholders if necessary) to authorize its execution and delivery of this Amendment Agreement and the performance of the Loan and Security Agreement. This Amendment Agreement has been duly executed and delivered by the each of Borrower and each Guarantor and this Amendment Agreement and the Loan and Security Agreement constitute the legal, valid and binding obligations of each of Borrower and each Guarantor, enforceable against them in accordance with their respective terms without defence, compensation, setoff or counterclaim. Borrower’s and each Guarantor’s execution and delivery of this Amendment Agreement and the performance by Borrower and each Guarantor of the Loan and Security Agreement do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of Borrower or any Subsidiaries or Guarantor by reason of the terms of (a) any contract, mortgage, hypothec, Lien, lease, agreement, indenture, or instrument to which any of Borrower or any Guarantor is a party or which is binding on any of them, (b) any requirement of law applicable to Borrower or any Subsidiaries or any Guarantor, or (c) the certificate or articles of incorporation or amalgamation or bylaws of Borrower or any Subsidiaries or any Guarantor.

(b)	Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against Borrower or any Subsidiaries or any Guarantor of this Amendment Agreement or the Loan Security Agreement except for such as have been obtained or made and filings required in order to perfect and render enforceable the Agent’s Liens.

(c)	Incorporation of Representations and Warranties From Loan and Security Agreement. The representations and warranties contained in the Loan and Security Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date and on and as of the Consent Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

(d)	Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment Agreement that would constitute an Event of Default.

(e)	Security. All security delivered to or for the benefit of Agent on behalf of Secured Parties pursuant to the Loan and Security Agreement and the other Loan Documents remain in full force and effect and secure all Obligations of Borrower and each Guarantor under the Loan and Security Agreement and the other Loan Documents to which they are a party.
Consent and First Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

ARTICLE VII — MISCELLANEOUS
7.1	Borrower (i) reaffirms its Obligations under the Loan and Security Agreement and the other Loan Documents to which it is a party, and (ii) agrees that the Loan and Security Agreement and the other Loan Documents to which it is a party remain in full force and effect, except as amended hereby, and are hereby ratified and confirmed.

7.2	Each Guarantor (i) consents to and approves the execution and delivery of this Amendment Agreement by the parties hereto, (ii) agrees that this Amendment Agreement does not and shall not limit or diminish in any manner the obligations of each Guarantor under its Guarantee (collectively, the “Guarantees”) and that such obligations would not be limited or diminished in any manner even if such Guarantor had not executed this Amendment Agreement, (iii) agrees that this Amendment Agreement shall not be construed as requiring the consent of a Guarantor in any other circumstance, (iv) reaffirms each of its obligations under the Guarantees and the other Loan Documents to which it is a party, and (v) agrees that the Guarantees and the other Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.

7.3	The waiver contained in Section 2.2 of this Amendment Agreement applies only to the Covenant Violations during the period specified therein, and nothing contained in this Amendment Agreement or any other communication between Agent and/or Lenders and/or Secured Parties and Borrower (or any other Obligor) shall be a waiver of any other present or future violation, Default or Event of Default under the Loan and Security Agreement or any other Loan Document (collectively, “Other Violations”). Similarly, nothing contained in this Amendment Agreement shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect Agent’s or Lenders’ or Secured Parties’ right at any time to exercise any right, privilege or remedy in connection with the Loan and Security Agreement or any other Loan Document with respect to any Other Violations (including, without limiting the generality of the foregoing, in respect of the non-conformity to any representation, warranty or covenant contained in any Loan Documents), (ii) except as specifically provided in Article IV hereof, amend or alter any provision of the Loan and Security Agreement or any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any other Obligor under the Loan Documents or any right, privilege or remedy of Agent or Lenders or Secured Parties under the Loan and Security Agreement or any other Loan Document or any other contract or instrument with respect to Other Violations. Nothing in this Amendment Agreement shall be construed to be a consent by Agent or Lenders or Secured Parties to any Other Violations.

7.4	This Amendment Agreement shall be interpreted and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

7.5	This Amendment Agreement may be executed in original and/or facsimile counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.
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Consent and First Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consent and First Amendment to the Loan and Security Agreement as of the date first above written.

MIDFIELD SUPPLY ULC,
as Borrower

Per:	/s/ DAN ENDERSBY
Name:	Dan Endersby
Title:	President

MEGA PRODUCTION TESTING INC.,
as Guarantor

Per:	/s/ DAN ENDERSBY
Name:	Dan Endersby
Title:	President

BANK OF AMERICA, N.A.
(acting through its Canada branch),
as Agent

Per:	/s/ NELSON LAM
Name:	Nelson Lam
Title:	Vice President
Consent and First Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

AGREED AND ACCEPTED by the Lenders:

BANK OF AMERICA, N.A.
(acting through its Canada branch),
as Lender

Per:	/s/ NELSON LAM
Name:	Nelson Lam
Title:	Vice President

ALBERTA TREASURY BRANCHES,
as Lender

Per:	/s/ DWAYNE HOOPFER
Name:	Dwayne Hoopfer
Title:	Relationship Manager, Energy Banking

Per:	/s/ GERALD BUHLER
Name:	Gerald Buhler
Title:	Account Manager

ROYAL BANK OF CANADA
(Asset Based Finance),
as Lender

Per:	/s/ DOUG ROBINSON
Name:	Doug Robinson
Title:	Sr. Portfolio Manager

Per:	/s/ MARCELLE FERNANDES
Name:	Marcelle Fernandes
Title:	Portfolio Manager
Consent and First Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)

HSBC BANK CANADA,
as Lender

Per:	/s/ WADE SCHULER
Name:	Wade Schuler
Title:	Senior Account Manager Commercial Financial Services

Per:	/s/ GARTH EVANS
Name:	Garth Evans
Title:	Assistant Vice President Commercial Financial Services

JPMORGAN CHASE BANK, N.A.
TORONTO BRANCH,
as Lender

Per:	/s/ MICHAEL TAM
Name:	Michael Tam
Title:	Senior Vice President
Consent and First Amendment to the Loan and Security Agreement — Midfield Supply ULC (2007)